SCHEDULE 14C
(Rule 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2) ).
[   ] Definitive Information Statement

Telemetrix Inc.
c/o Michael J. Tracy
1225 Sage
Gering, Nebraska 69341

cc: Timothy V. Dix, Esquire
Shughart Thomson & Kilroy, P.C.
1050 Seventeenth Street, Suite 2300
Denver, Colorado 80265

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box): [X] No fee required [ ] Fee computed on table below per Exchange Act Rules 14c-5(g)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ] [ ]
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

Effective October 9, 2004

To the Shareholders:

     Notice is hereby given that the holders of a majority of the voting shares (the “Majority Shareholder Group”) of Telemetrix Inc., a Delaware corporation (the “Company”) have acted by written consent (in lieu of special meeting of shareholders) on September 7, 2004, with regard to the removal of all existing directors and the election of three new directors of the Company, all of whom shall hold office until the next Annual Meeting of Shareholders (or action by majority written consent of shareholders in lieu thereof ) (the “Shareholder Actions”). The Shareholder Actions shall be effective as of October 9, 2004.

     All shareholders of record at the close of business on August 27, 2004 are entitled to notice of the Shareholder Actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By direction of the Majority Shareholder Group effecting the action by written consent:

/s/ Michael J. Tracy Michael J. Tracy, Authorized Signatory Denver, Colorado September 8, 2004

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TABLE OF CONTENTS

INFORMATION STATEMENT	1
GENERAL INFORMATION	2
THE MAJORITY SHAREHOLDER GROUP	2
SECURITY OWNERSHIP OF THE MAJORITY SHAREHOLDERS GROUP	3
SHAREHOLDER ACTIONS; BACKGROUND THEREFOR	4
THE NEW DIRECTORS	5
LEGAL BASIS FOR SHAREHOLDER ACTIONS	5
VOTING RIGHTS AND RECORD DATE	6
EXPENSE OF THE INFORMATION STATEMENT AND SHAREHOLDER ACTIONS	6

ATTACHMENTS:

     APPENDIX A: Consent Action of the Majority Shareholder Group

     APPENDIX B: Section 228(a) of the Delaware General Corporation Law

     APPENDIX C: Relevant Sections of the By-Laws of Telemetrix Inc.

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TELEMETRIX INC.

1225 Sage
Gering, Nebraska 69341
308.436.7090

INFORMATION STATEMENT

     The following information is furnished to holders of Common Stock of Telemetrix Inc. (the “Company” or “Telemetrix”) in connection with the consent of a group of shareholders holding the requisite number of shares of Common Stock of the Company to constitute majority ownership, to be taken in lieu of a special meeting of the common shareholders of the Company for the purpose of removing all of the current directors of the Company and electing three new directors.

     This Information Statement is first being mailed to holders of the Company’s Common Stock on or about September 18, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The complete mailing address of the Company’s principal executive office is 1225 Sage, Gering, Nebraska 69341 and its telephone number is 308.436.4090.

     By separate action by written Consent, the Majority Shareholder Group has established, pursuant to Section 1.10 of the Company’s By-Laws, that shareholders of record at the close of business on September 7, 2004, are entitled to notice of the Shareholder Actions. At that record date, the following voting shares of the Company were outstanding:

Class of Securities	Shares Outstanding	Votes Per Share
Common	18,476,186	1 vote per share

Total	18,476,186	1 vote per share

     The Shareholder Actions (described in further detail herein) were approved by a majority of the voting shares of the Company and a majority of each class thereof on September 7, 2004 and shall be effective as of October 9, 2004.

GENERAL INFORMATION

THE MAJORITY SHAREHOLDERS GROUP

     The Majority Shareholder Group own approximately 79% of Telemetrix’s Common Stock. The following persons constitute the Majority Shareholder Group.

o

Ardara Investments, Ltd. (“Ardara”) is a Cayman Islands, British West Indies corporation headquartered in Georgetown, Grand Cayman Island, British West Indies. Ardara owns 750,000 shares of Common Stock of Telemetrix Inc. Ardara has sole voting and dispositive power over these shares.

o

Becker Capital Management, LLC (“BCM”) is a Colorado limited liability company which is headquartered at Longmont, Colorado, and owns 484,746 shares of Common Stock of Telemetrix Inc. BCM has sole voting and dispositive power over these shares.

o

BGC Investments, LLC (“BGC”) is a Delaware corporation headquartered in Longmont, Colorado. BGC owns 62,500 shares of Common Stock of Telemetrix Inc. BGC has sole voting and dispositive power over these shares.

o	Hartford Holdings, Ltd. (“Hartford”) is a Cayman Islands, British West Indies corporation headquartered in Georgetown, Grand Cayman Island, British West Indies.

o

Wells Fargo Bank FBO Michael L. Glaser IRA Rollover (“WFB-MLG IRA Rollover”) owns 403,521 shares of Common Stock of Telemetrix Inc. WFB-MLG IRA Rollover, directed by Glaser, has sole voting and dispositive power over these shares.

o	Ionian Investments, Ltd. (“Ionian”) is a Cayman Islands, British West Indies corporation headquartered in Georgetown, British West Indies.

o

Vintage Investments, Ltd. (“Vintage”) is a Cayman Islands, British West Indies corporation headquartered in Georgetown, British West Indies. Vintage owns 1,725,000 shares of Common Stock of Telemetrix Inc. Vintage has sole voting and dispositive power over these shares. Larry E. Becker is the authorized representative of Vintage, and has the power to vote these shares on behalf of Vintage.

o

Wyse Investments, Ltd. (“Wyse”) is a Cayman Islands, British West Indies corporation headquartered in Georgetown, British West Indies. Wyse owns 500,000 shares of Common Stock of Telemetrix Inc. Wyse has sole voting and dispositive power over these shares. William W. Becker is the authorized representative of Wyse, and has the power to vote these shares on behalf of Wyse.

o

Michael L. Glaser IRA Rollover and MLG IRA Rollover Account are individual retirement accounts directed by Michael L. Glaser and located in Denver, Colorado. Michael L. Glaser IRA Rollover (“MLG IRA”) owns 200,000 shares of Common Stock of Telemetrix Inc. MLG IRA is directed by Glaser, who has sole voting and dispositive power over these shares. Wells Fargo Bank FBO Michael L. Glaser IRA Rollover (“WFB-MLG IRA Rollover”) owns 403,521 shares of Common Stock of Telemetrix Inc. WFB-MLG IRA Rollover, directed by Glaser, has sole voting and dispositive power over these shares.

o	William W. Becker is a citizen of Canada, and his principal residential address is Bay Road, Georgetown, Grand Cayman Island, British West Indies.

o

Michael L. Glaser (“Glaser”) is a citizen of the United States and his residential address is 2324 South Jackson Street, Denver, Colorado 80210. Michael L. Glaser is employed as an attorney in Denver, Colorado. Michael L. Glaser owns 816,533 shares of Common Stock of Telemetrix Inc. Glaser has sole voting and dispositive power over these shares.

o

Michael J. Tracy (“Tracy”) is a citizen of the United States, and his residential address is 731 East 38th Street, Scotts Bluff, Nebraska 69361. Tracy is employed as the executive vice president and acting chief financial officer of Telemetrix. Tracy owns 4,885,504 shares of Common Stock of Telemetrix Inc. Tracy has sole voting and dispositive power over these shares. Tracy owns 4,885,504 shares of Common Stock of Telemetrix Inc. Tracy has sole voting and dispositive power over these shares.

o	William W. Becker (“Becker”) is not employed. Becker owns 87,500 shares of Common Stock of Telemetrix Inc. Becker has sole voting and dispositive power over these shares.

     Ardara; William W. Becker; BCM; BGC; Glaser; Ionian; Vintage; Wyse; MLG IRA;WFB-MLG IRA Rollover; and Hartford, together may constitute a group within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Act”). On September 1, 2004, they collectively filed Schedule 13D as a group under the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 (the “Act”) indicating that they were contemplating certain collective actions:

SECURITY OWNERSHIP OF THE MEMBERS OF THE MAJORITY SHAREHOLDERS GROUP

     These persons, as a group, own 14,627,308 shares of Common Stock of Telemetrix, which constitutes approximately 79% of the outstanding shares of Common Stock of the Company based on 18,476,186 shares of Common Stock outstanding on March 31, 2004. The following represents a table reflecting the number of shares owned by each of the members of the Majority Shareholder Group. Each of the Reporting Persons has the sole power to vote, or to direct the vote, of the number of shares they own as shown in the table, and sole power to dispose, or to direct the disposition of, the number of shares of Common Stock shown in the table.

SHAREHOLDER ID	NAME OF SHAREHOLDER	NUMBER OF SHARES	PERCENTAGE OWNERSHIP
001029	Ardara Investments, Ltd.	750,000
001040	Becker Capital Management, LLC	484,746
000614	William W. Becker	87,500
000594	BGC Investments, LLC	62,500
000534	Michael L. Glaser	816,533
000575	Michael L. Glaser IRA Rollover	200,000
000538	Hartford Holdings, Ltd.	3,962,004
001030	Ionian Investments, Ltd.	750,000
000563	Michael J. Tracy	4,885,504
000539	Vintage Investments, Ltd.	1,725,000
000990	Wells Fargo Bank FBO Michael L. Glaser IRA Rollover	403,521
001028	Wyse Investments, Ltd.	500,000

	Total	14,627,308	79.17%

SHAREHOLDER ACTIONS; BACKGROUND THEREFOR.

     On October 1, 2003, November 19, 2003, January 14, 2004 and February 3, 2004, Telemetrix entered into certain agreements with Tower Gate Financial Limited and its affiliate NYSSEN LP, both located in London, England (collectively, the “UK Group”), wherein the UK Group made various financial commitments to Telemetrix and adopted certain business plans that the Majority Shareholder Group expected to be in the best interest of Telemetrix. The members of the Majority Shareholder Group now believe that those commitments are in default, that the UK Group has developed business plans that are not in the best interests of Telemetrix, and to that end, through the UK Group’s designee on Telemetrix’s Board of Directors, Patrick Kealy, has attempted to add various persons who are also designees of the UK Group to Telemetrix’s Board of Directors, in a manner in which the Majority Shareholder Group believes to be in violation of both Delaware law and Telemetrix’s By-Laws. On August 10, 2004, two members of the Majority Shareholder Group sent a letter to Mr. Kealy regarding his actions. Mr. Kealy responded to this letter on September 2, 2004, but failed to adequately explain his actions.

     By letter dated August 27, 2004, and sent August 30, 2004, the Majority Shareholder Group demanded that Telemetrix’s corporate secretary call a Special Meeting of Telemetrix’s shareholders for the following purposes: (1) voting on a proposal to remove Mr. Kealy as a member of Telemetrix’s Board of Directors; and (2) voting to elect a new director in Mr. Kealy’s place. A copy of the Majority Shareholder Group’s request to Telemetrix’s corporate secretary to call a Special Meeting of Shareholders is attached as Exhibit 1 to Item 7 to the foregoing Schedule 13D.

     By communication with Michael J. Tracy, a member of the Majority Shareholder Group, the Secretary of the Company has not indicated that he would promptly honor such a request, if at all. The Majority Shareholder Group fears that, under the circumstances, the Company’s interests might be compromised; believes that the Board membership should be clarified, and believes that the Board should be constituted so that it has no members with conflicting interests with the UK Group. The Majority Shareholder Group also believes that the Board should retain outside litigation counsel to review and investigate Telemetrix’s agreements with the UK Group and to determine whether legal action on behalf of the Company is appropriate.

     As a result of the perceived failures of the UK Group, the Majority Shareholder Group are disappointed with the performance of Telemetrix under Mr. Kealy’s guidance as a director (and chairman), Telemetrix’s stock price, and further, are concerned that Telemetrix may be declared in default of various obligations. Further, on September 3, 2004, the Company received demand for payment under the terms of promissory notes on which it is the Maker and Nyssen LP is the holder. Thus, the members of the Majority Shareholder Group feel that the interests of the UK Group and Telemetrix are now in conflict. Accordingly, the Majority Shareholder Group have begun to evaluate various possible alternatives with respect to their investment in Telemetrix. They have determined that they should act through consent action to remove Mr. Kealy as a director, to remove all members of the current board, and to elect three new directors as a new Board.

THE NEW DIRECTORS

     The three directors elected pursuant to the Shareholder Actions are as follows:

     William W. Becker: Mr. Becker has been a director of the Company since April 15, 2004. From April, 1999 to April 15, 2004, Mr. Becker was the Company's Chairman of the Board. From March 1996 to June 1999 and then from September 1999 to present, Mr. Becker was and is Chairman of the Board of: (a) The Becker Group of Companies, an investment and venture capital firm, based in Grand Cayman, British West Indies; and (b) TeleHub Communications Corporation, a research and development company located in Gurnee, Illinois.

     Michael J. Tracy: Mr. Tracy has been a director of the Company since April 1999, and served as its president and chief executive officer from December 1999 until June 17, 1994. Mr. Tracy currently serves as executive vice president of the Company. From 1982 to the present, Mr. Tracy has been president of Tracy Corporation II, d/b/a Western Total Communications, a wholly-owned subsidiary of Telemetrix (“WTC”), also d/b/a Telemetrix Technologies, and the entity that holds a license issued by the Federal Communications Commission (“FCC”) authorizing it to provide wireless personal communications services and paging services in Basic Trading Area (“BTA”) 411. WTC is located in Gering, Nebraska.

     Gary R. Brown: Mr. Brown is Executive Vice President of Global Sales for Taqua, Inc., a manufacturer of telecommunications switching systems. From December 2001 to October 2003, Mr. Brown served as chief operating officer of Metro-Optics, also a manufacturer of telecommunications switching systems. Mr. Brown has more than 29 years’ experience in the telecommunications industry.

LEGAL BASIS FOR SHAREHOLDER ACTIONS

     In accordance with the Section 141 of the DGCL and Section 2.3 of the Company’s By-Laws, a majority of the holders of the voting stock of the Company have the to right to remove any or all directors of the Company with or without cause. Further, Under Section 228 DGCL and Section 1.8 of the Company’s By-Laws, such action may be accomplished “….without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.” (Section 1.8, By-Laws of Telemetrix)

     The members of the Majority Shareholder Group holding more than 79 per cent of the Company’s voting stock have acted through written consent ( a conformed copy of which is attached as Appendix A) to remove all existing directors and to elect in their place the following individuals:

William W. Becker
Michael J. Tracy
Gary R. Brown

     The actions taken by written consent will be effective on the day next after the lapse of 20 days from the mailing of this Information Statement. Such date is October 9, 2004 as required under Section 14(c) of the ‘34 Act, and Rule 14c-2 of the Securities and Exchange Commission.

     Under such provisions, where, as in the case of Telemetrix, the Company’s securities have been registered under Section 12(g) of the Exchange Act, actions by written consent can become effective only after (a) information required to be supplied in connection is the solicitation of a proxy has been given “…to every security holder of the class that is entitled to vote or give an authorization or consent in regard to any matter to be acted upon…” and,(b) under rule 14c-2(b), “…in the case of corporate action taken pursuant to consents, an Information Statement regarding the action by written consent ... must be sent… at least 20 calendar days prior to the earliest date on which the corporate action may be taken.”

     Thus, it has been provided in the written consent that the Shareholder Actions therein contained will become effective 20 days after the mailing of this Information Statement. The Majority Shareholder Group plans to mail this Information Statement on or about September 18, 2004, and, therefore, the Shareholder Actions will be effective on October 9, 2004.

VOTING RIGHTS AND RECORD DATE

     There are 18,476,186 shares outstanding of the Company’s Common Stock of record at the record date which shares would be entitled to be voted at a meeting for the proposed removal and election of directors. As of the September 7, 2004 Record Date established by the Majority Shareholders Group under Section 1.10 of the Company’s By-Laws, there were 18,476,186 shares of the Company’s Common Stock issued and outstanding, and entitled to vote. The holders of the Common Stock are entitled to one vote per share.

EXPENSES FOR THE INFORMATION STATEMENT
AND THE SHAREHOLDER ACTIONS

     The entire cost of furnishing this Information Statement and legal and other sundry costs associated with the Shareholder Actions will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Company, through the Majority Shareholders Group, pursuant to Section 1.10 of the Company’s By-Laws, has fixed the close of business on September 7, 2004, as the record date (the “Record Date”) for the determination of Company Shareholders who are entitled to receive this Information Statement.

ATTACHMENTS

     Attached hereto are the following Appendices:

APPENDIX A: ACTION BY WRITTEN CONSENT

APPENDIX B: SECTION 228(a) OF DELAWARE GENERAL CORPORATION LAW

APPENDIX C: RELEVANT SECTIONS OF THE BY-LAWS OF TELEMETRIX, INC.

By direction of the Majority Shareholder Group

/s/ Michael J. Tracy Michael J. Tracy, Authorized Signatory

APPENDIX A

ACTION BY WRITTEN CONSENT TAKEN
BY THE UNDERSIGNED COMMON SHAREHOLDERS OF
TELEMETRIX INC., A DELAWARE CORPORATION

     Whereas, the following and undersigned (the “Majority Shareholder Group”) hold in excess of 79 percent of the issued and outstanding voting shares of the capital stock of Telemetrix Inc., a Delaware corporation (the “Company”):

SHAREHOLDER ID	NAME OF SHAREHOLDER	NUMBER OF SHARES	PERCENTAGE OWNERSHIP
001029	Ardara Investments, Ltd.	750,000
001040	Becker Capital Management, LLC	484,746
000614	William W. Becker	87,500
000594	BGC Investments, LLC	62,500
000534	Michael L. Glaser	816,533
000575	Michael L. Glaser IRA Rollover	200,000
000538	Hartford Holdings, Ltd.	3,962,004
001030	Ionian Investments, Ltd.	750,000
000563	Michael J. Tracy	4,885,504
000539	Vintage Investments, Ltd.	1,725,000
000990	Wells Fargo Bank FBO Michael L. Glaser IRA Rollover	403,521
001028	Wyse Investments, Ltd.	500,000

	Total	14,627,308

     WHEREAS, the Majority Shareholder Group desires to take written action by consent to remove the existing members of the board of directors of the Company and elect the following named persons as directors to serve until the next annual meeting of the Company or until otherwise removed from such positions:

William W. Becker
Michael J. Tracy
Gary R. Brown

     WHEREAS, the Majority Shareholder Group has the power to take such actions in accordance with Section 228 of the Delaware General Corporation Law (“DGCL”), the Company’s Articles of Incorporation, and Sections 1.8 and 2.3 of the Company’s Bylaws;

     WHEREAS, pursuant to Section 14(c) of the Securities and Exchange Act of 1934 ( the ‘34 Act”) and Rule 14c-2 of the Securities and Exchange Commission, this written action may take effect only after the passage of 20 days after mailing of an appropriate Information Statement filed with the Commission;

     WHEREAS, the such statement will be filed first as a Preliminary Filing and thereafter as a Definitive filing upon review or passage of appropriate time for review and approval by the Commission, with the result that the final date for mailing cannot be established as of this time;

     NOW, THEREFORE, the undersigned shareholders constituting the Majority Shareholder Group, by written consent do herewith take the following actions:

     RESOLVED, that all directors of the Company, currently serving in such capacity, including without limitation Patrick J. Kealy, who also serves as Chairman, are herewith removed from their positions as directors and in such other capacities as they may have been designated to served, including Mr. Kealy in his capacity as Chairman;

     RESOLVED, further, that the following persons are herewith elected as directors and of such group William W. Becker is herewith elected as Chairman of the board of directors of the Company:

William W. Becker
Michael J. Tracy
Gary R. Brown

     RESOLVED, further, that this action shall become effective within 20 days after mailing of an Information Statement in compliance with Section 14(c) of the ‘34 Act and Rule 14c-2 of the Securities and Exchange Commission;

     RESOLVED, further, that any of the foregoing newly elected directors are empowered to cause the Information Statement to be dated and the effective date of this action by written consent fixed once advised that the Information Statement may be mailed in compliance with the foregoing.

     In witness whereof, the undersigned shareholders and members of the Majority Shareholder Group of the Company have duly executed this Action by Written Consent effective this 7th day of September 2004.

[signatures on next page]

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ARDARA INVESTMENTS, LTD. By: /s/ William W. Becker Authorized Agent	BECKER CAPITAL MANAGEMENT, LLC By: /s/ Larry E. Becker Manager

WILLIAM W. BECKER By: /s/ William W. Becker William W. Becker	BGC INVESTMENTS, INC. By: /s/ Larry E. Becker President

MICHAEL L. GLASER By: /s/ Michael L. Glaser Michael L. Glaser	MICHAEL L. GLASER IRA ROLLOVER By: /s/ Michael L. Glaser Michael L. Glaser

IONIAN INVESTMENTS, LTD. By: /s/ William W. Becker Authorized Agent	MICHAEL J. TRACY By: /s/ Michael J. Tracy Michael J. Tracy

VINTAGE INVESTMENTS, LTD. By: /s/ Larry E. Becker Authorized Agent	WELLS FARGO BANK FBO MICHAEL L. GLASER IRA ROLLOVER By: /s/ Michael L. Glaser Michael L. Glaser

WYSE INVESTMENTS, LTD. By: /s/ William W. Becker Authorized Agent	HARTFORD HOLDINGS LTD. By: /s/ William W. Becker Authorized Agent

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APPENDIX B

APPENDIX B: ss.228(a) DELAWARE GENERAL CORPORATION LAW

CONSENT OF STOCKHOLDERS OR MEMBERS IN LIEU OF MEETING

     (a)    Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of such stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

APPENDIX C

APPENDIX C: RELEVANT SECTIONS OF THE BYLAWS OF TELEMETRIX, INC.

     Section 1.8.  Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

************

     Section 1.10  Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

************

     Section 2.3.  Removal. Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.